THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. WA2-                                              ISSUED:     APRIL 8, 2004


                      A-2 WARRANT TO PURCHASE COMMON STOCK

                                   ----------

      THIS CERTIFIES THAT, for good and valuable consideration, [see attached schedule] (the "HOLDER") is entitled to purchase from Adventrx Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), [20% Coverage] [see attached schedule] fully paid and nonassessable shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company (as adjusted pursuant to Section 3 hereof) (the "WARRANT SHARES") at a price per share equal to Two Dollars and Fifty Cents ($2.50) (as adjusted pursuant to Section 3 hereof) (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. METHOD OF EXERCISE; PAYMENT.

      (a) Exercise Period. The purchase right represented by this Warrant may be exercised in whole or part by the Holder during the term of this Warrant (as set forth in Section 9 hereof) at any time after the Commencement Date, as defined below, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the "NOTICE OF EXERCISE") duly executed) at the principal office of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

      (b) Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the product of (x) the Exercise Price multiplied by
(y) the total number of Warrant Shares purchased pursuant to this Warrant, by wire transfer or certified check payable to the order of the Company or, at any time following the first anniversary of the Warrant Date, if there is not an effective Registration Statement (as defined in the Registration Rights

Agreement, dated as of the Warrant Date, among the Company and the persons and entities listed on Schedule 1 thereto (the "REGISTRATION RIGHTS AGREEMENT") with respect to all of the Warrant Shares, then at the option of the Holder, such amount may be paid by the surrender of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward such amount due to the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.

      "CURRENT MARKET PRICE" means, in respect of any share of Common Stock on any date herein specified,

      (1) if there shall not then be a public market for the Common Stock, the higher of

      (a) the book value per share of Common Stock at such date, and

      (b) the value per share of Common Stock at such date as determined in good faith by the Board,

      or

      (2) if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 10 consecutive trading days immediately before such date. The daily market price (the "DAILY MARKET PRICE") for each such trading day shall be (i) the closing price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

      (c) Stock Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after exercise, but in no case later than the date that is three business days following receipt by the Company of a Notice of Exercise duly completed and executed.

      2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control, as defined below) (any of which is a "REORGANIZATION TRANSACTION"), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding on the consummation of the Reorganization Transaction. For purposes of this Warrant, the term "CHANGE OF CONTROL" shall mean (i) any acquisition of the Company by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or parent (other than a reincorporation transaction or change of domicile) and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction) or (ii) a sale of all or substantially all of the assets of the Company.

      (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      (c) Issuance of Additional Shares.

          (i) If at any time while this Warrant is outstanding and after June 30, 2004, the Company shall issue or sell any shares of its Common Stock, other than Excluded Shares (as that term is defined below) ("ADDITIONAL SHARES"), in exchange for consideration in an amount per Additional Share less than the Exercise Price at the time the Additional Shares are issued or sold, then the Exercise Price immediately prior to such issue or sale shall be reduced to a price determined by dividing:

                  (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, plus (b) the consideration, if any, received by the Company upon such issue or sale, by

                  (2) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (ii) The provisions of Section 3(c)(i) shall not apply to any deemed issuance of Additional Shares for which an adjustment is provided under Section 3(a) or 3(b). No adjustment of the number of shares of Common Stock acquirable upon exercise of this Warrant shall be made under Section 3(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such convertible securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 3(d).

For purposes of this Warrant the term "EXCLUDED SHARES" means: (i) shares of Common Stock issuable or issued after the Closing Date to officers, employees, consultants or directors of the Company directly or pursuant to a stock purchase, stock option, restricted stock or other written compensation plan or agreement approved by the Board of Directors of the Company (the "BOARD"); (ii) shares of Common Stock issued or issuable after the Closing Date, primarily for non-equity financing purposes and as approved by the Board, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or to vendors of goods or services or customers; (iii) shares of Common Stock issuable upon (a) exercise of warrants, options, notes or other rights to acquire securities of the Company, in each case, outstanding on the issuance date of this Warrant (the "WARRANT DATE"), (b) conversion of shares of the Company's Preferred Stock, par value $0.01 per share, outstanding on the Warrant Date, (c) exchange of promissory notes issued by the Company outstanding on the Warrant Date, (iv) the Shares (as such term is defined in the Common Stock and Warrant Purchase Agreement, dated as of the Warrant Date, among the Company and the persons and entities listed on

Schedule 1 thereto (the "PURCHASE AGREEMENT")); (v) the Warrants (as such term is defined in the Purchase Agreement); (vi) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board;
(vii) shares of Common Stock issued or issuable to licensors of technology of the Company to pay expenses, royalties or milestone payments for which the Company is obligated under any licensing or related agreement; (viii) shares of Common Stock issuable or issued pursuant to stock splits, stock dividends and the like, or (ix) shares of Common Stock issued or issuable by way of dividend or other distribution on Excluded Shares.

      (d) Issuance of Common Stock Equivalents.

          (i) If at any time while this Warrant is outstanding the Company shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible into shares of Common Stock (other than the Additional Shares) (collectively, "COMMON STOCK EQUIVALENTS"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 3(c) on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments to the current Warrant Price shall be made under this
          Section 3(d) upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

          (ii) Upon the expiration or termination of any such Common Stock Equivalents, the Exercise Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of the total number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise, exchange or conversion of such Common Stock Equivalents to the extent that this Warrant is then outstanding.

      (e) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 3 or any other action described in Section 3, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

      (g) Notice of Corporate Action. If at any time:

          (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (ii) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

          (iii)  there  shall  be  a  voluntary  or   involuntary   dissolution,
liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 10-days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10-days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 11(d).

4. TRANSFER OF WARRANT. This Warrant may only be transferred in compliance with federal and state securities laws; provided, however, that the Company may withhold its consent to transfer or assignment of this Warrant to any person or entity who is deemed to be a competitor or prospective competitor of the Company, such determination to be made in the reasonable judgment of the Board. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit B hereto and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by the Holder or its attorney-in-fact and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 4, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. This
Section 4 shall survive the exercise or expiration of the Warrant.

5. CONDITIONS TO EXERCISE OF WARRANT.

      (a) Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      (b) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 5 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Warrant Shares if
(i) such Warrant Shares are resold pursuant to a registration statement under the Securities Act of 1933, as amended, and a prospectus meeting the requirements of Section 10 of the Securities Act is delivered or deemed delivered to the purchaser of such Warrant Shares, (ii) if such holder satisfies the requirements of Rule 144(k) or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Warrant Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrant Shares may be made without registration. This paragraph shall survive any exercise of this Warrant.

      (c) RESTRICTIONS ON EXERCISE AMOUNT. Unless a Holder delivers to the Company irrevocable written notice (x) prior to the date of issuance hereof or 61 days prior to the effective date of such notice that this Section 5(c) shall not apply to such Holder or (y) prior to a Change of Control, the Holder may not acquire a number of Warrant Shares to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (including shares held by any "group" of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of Warrant Shares requested in such notice of exercise is permitted under this paragraph.

      6. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

      7. REGISTRATION RIGHTS. The Holder shall have the registration rights described in the Registration Rights Agreement.

      8. RIGHTS OF STOCKHOLDERS. No Holder shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. TERM OF WARRANT. This Warrant shall become exercisable on the Warrant Date and shall no longer be exercisable as of the earlier of (i) 5:00 p.m., San Diego, California local time, on the date that is the five-year anniversary of the Warrant Date; and (ii) upon consummation of a Change of Control.

10. REDEMPTION AT COMPANY'S ELECTION. The Company may at the option of the Board, by at least seven-days' prior written notice to the Holder (the "REDEMPTION NOTICE"), redeem this Warrant, in whole or in part, at any time, provided that (i) the Daily Market Price for twenty consecutive trading days is equal to or greater than the product of (x) 2 multiplied by (y) the Exercise Price, (ii) either (A) all of the Warrant Shares underlying this Warrant to be redeemed are then registered under an effective registration statement or (B) may be sold pursuant to Rule 144 during a three-month period without registration under the Securities Act, (iii) sufficient shares of Common Stock of the Company are authorized and reserved for issuance upon the full exercise of this Warrant, (iv) all of the Warrant Shares issuable upon exercise of this Warrant are then listed on every stock exchange, market or bulletin board on which any Common Stock of the Company is then listed and (v) the Company is not in default of any material provision of any Transaction Agreement (as defined in the Purchase Agreement). The Redemption Notice shall set forth a date, not less than seven days after the date of the Redemption Notice, on which the redemption of this Warrant shall occur (the "REDEMPTION DATE"). On the Redemption Date, (i) the Company shall pay the Holder by certified check an amount equal to the product of (x) $0.001 (as adjusted in proportion to any adjustment to the Exercise Price pursuant to Section 3 hereof) multiplied by (y) the number of Warrant Shares so redeemed; and (ii) the Holder shall deliver the original copy of this Warrant marked "REDEEMED" to the Company. If the Company shall redeem this Warrant in part, the Company shall, at the Redemption Date, provided that the Holder shall have delivered the original copy of this Warrant marked "REDEEMED" to the Company, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unredeemed shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Nothing in this Section 10 shall prevent the exercise of the Warrants at any time prior to the Redemption Date.

11. MISCELLANEOUS.

      (a) This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California, without giving effect to principles of conflicts of laws.

      (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

      (d) Any notice provided for or permitted under this Warrant shall be treated as having been given (a) upon receipt, when delivered personally or sent by confirmed facsimile or telecopy, (b) one day after sending, when sent by commercial overnight courier with written verification of receipt, or (c) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed (a) if to the Company, at 9948 Hibert Street, Suite 100, San Diego, CA 92131, facsimile: (858) 271-9678, Attention: Nicholas J. Virca, or, if to the Holder, at such address or facsimile number as the Holder shall have furnished to the Company in writing, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11(d).

      (e) This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

      (g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

      (h) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.




                            [Signature page follows.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued: April 8, 2004

                                            ADVENTRX PHARMACEUTICALS, INC.

                                            By: /s/ Nicholas J. Virca
                                                -------------------------
                                                Nicholas J. Virca
                                                President & CEO









           SIGNATURE PAGE TO THE A-2 WARRANT TO PURCHASE COMMON STOCK

                                    EXHIBIT A

                               NOTICE OF EXERCISE



TO:  Adventrx Pharmaceuticals, Inc.
     9948 Hibert Street, Suite 100
     San Diego, CA  92131

      1. The undersigned hereby elects to purchase ____________ shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") pursuant to the terms of Section 1(b) of the A-2 Warrant to Purchase Common Stock dated ___________ 2004 (the "WARRANT"), and tenders herewith payment of the purchase price of such shares in full.

      2. The undersigned hereby elects to convert the attached Warrant into Common Stock of Adventrx Pharmaceuticals, Inc. through "cashless exercise" in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

      Please issue a certificate or certificates representing said _________ shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                    Name:      _________________________________

                    Address:   _________________________________

                               ---------------------------------

      The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned with respect to the Warrants and Warrant Shares (as defined in the Warrant) set forth in Section 4 of the Purchase Agreement (as defined in the Warrant) were true and correct as of the Warrant Date (as defined in the Warrant) and are true and correct as of the date hereof.

                                      --------------

                                      By:      _________________________________

                                      Name:    _________________________________

                                      Title:   _________________________________

                                      Date:    _________________________________

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the "Warrants") to purchase _______ shares of Common Stock of Adventrx Pharmaceuticals, Inc. (the "Company"), par value $0.001 per share (the "Common Stock")][________ shares of Common Stock of Adventrx Pharmaceuticals, Inc. (the "Company"), par value $0.001 per share (the "Common Stock")], by _______________ (the "Holder") from _____________, the Holder hereby represents and warrants to the Company as follows:

The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); and (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Warrants and the shares of Common Stock issuable upon the exercise thereof (collectively, the "Securities").

The Holder, by acceptance of the Warrants, represents and warrants to the Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder's own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.

The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are "restricted securities" and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

"[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed in its corporate name by its duly authorized officer this __ day of __________ 200_.


[Name]


By:______________________________
Name:
Title:

                                    EXHIBIT C

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of Common Stock of Adventrx Pharmaceuticals, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

---------------------------------------

---------------------------------------

---------------------------------------
(Name and Address of Assignee)

---------------------------------------
(Number of Shares of Common Stock)


and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

--------------------------------------
(Print Name and Title)

--------------------------------------
(Signature)

--------------------------------------
(Witness)


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                           SCHEDULE OF WARRANTHOLDERS

                  ADVENTRX Pharmaceuticals, Inc. issued this form of A-2 Warrant to Purchase Common Stock to each of the persons for the purchase of up to the number of shares of Common Stock listed opposite such person's name below.

-----------------------------------------------------------------------------------------------------------
HOLDER                                                                          WARRANT NO.         SHARES
-----------------------------------------------------------------------------------------------------------
Alpha Capital AG                                                                   WA2-1            66,666
-----------------------------------------------------------------------------------------------------------
Anasazi Partners III LLC                                                           WA2-2            23,333
-----------------------------------------------------------------------------------------------------------
Anasazi Partners III Offshore Fund Ltd.                                            WA2-3            23,333
-----------------------------------------------------------------------------------------------------------
Andrew J. Maffey                                                                   WA2-4             3,400
-----------------------------------------------------------------------------------------------------------
Bank Sal. Oppenheim jr. & Cie (Switzerland) Limited                                WA2-5             1,000
-----------------------------------------------------------------------------------------------------------
BayStar Capital II, L.P.                                                           WA2-6            40,000
-----------------------------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.                                                      WA2-7            53,333
-----------------------------------------------------------------------------------------------------------
BSI New BioMedical Frontier (SICAV)                                                WA2-8            20,000
-----------------------------------------------------------------------------------------------------------
BSI SA                                                                             WA2-9            19,900
-----------------------------------------------------------------------------------------------------------
Capital Ventures International                                                     WA2-10          133,333
-----------------------------------------------------------------------------------------------------------
Castle Creek Healthcare Partners LLC                                               WA2-11           66,666
-----------------------------------------------------------------------------------------------------------
CD Investment Partners, Ltd.                                                       WA2-60           50,000
-----------------------------------------------------------------------------------------------------------
Centrum Bank AG                                                                    WA2-57            6,000
-----------------------------------------------------------------------------------------------------------
Christopher P. Baker                                                               WA2-12           20,000
-----------------------------------------------------------------------------------------------------------
Clariden Investments Ltd.                                                          WA2-13            5,400
-----------------------------------------------------------------------------------------------------------
Crescent International Ltd                                                         WA2-14           36,000
-----------------------------------------------------------------------------------------------------------
Crestview Capital Master, LLC                                                      WA2-15          133,333
-----------------------------------------------------------------------------------------------------------
E Todd Tracy                                                                       WA2-16           20,000
-----------------------------------------------------------------------------------------------------------
Enable Growth Partners                                                             WA2-17           40,000
-----------------------------------------------------------------------------------------------------------
Gamma Opportunity Capital Partners, LP                                             WA2-18           53,333
-----------------------------------------------------------------------------------------------------------
Gene Salkind, MD                                                                   WA2-19           12,000
-----------------------------------------------------------------------------------------------------------
Greenwich Growth Fund Limited                                                      WA2-20           13,333
-----------------------------------------------------------------------------------------------------------
James Ladner                                                                       WA2-21            4,000
-----------------------------------------------------------------------------------------------------------
JIBS Equities                                                                      WA2-22           26,666
-----------------------------------------------------------------------------------------------------------
Kenneth Greif                                                                      WA2-23           66,666
-----------------------------------------------------------------------------------------------------------
Laddcap Value Partners LP                                                          WA2-24           20,000
-----------------------------------------------------------------------------------------------------------
LB (Swiss) Privatbank AG                                                           WA2-25            5,000
-----------------------------------------------------------------------------------------------------------
Lilienthal Investment Foundation                                                   WA2-26            6,800
-----------------------------------------------------------------------------------------------------------
Longview Fund, LP                                                                  WA2-27           33,333
-----------------------------------------------------------------------------------------------------------
Michael Loew                                                                       WA2-28            6,666
-----------------------------------------------------------------------------------------------------------
North Sound Legacy Fund LLC                                                        WA2-29            2,400
-----------------------------------------------------------------------------------------------------------
North Sound Legacy Institutional Fund LLC                                          WA2-30           26,400
-----------------------------------------------------------------------------------------------------------
North Sound Legacy International Ltd                                               WA2-31           51,200
-----------------------------------------------------------------------------------------------------------
OTAPE Investments LLC                                                              WA2-32           13,333
-----------------------------------------------------------------------------------------------------------
Paul Scharfer                                                                      WA2-33           27,000
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Peter Levitch                                                                      WA2-34           10,000
-----------------------------------------------------------------------------------------------------------
Platinum Long Term Growth                                                          WA2-35           13,333
-----------------------------------------------------------------------------------------------------------
ProMed Offshore Fund, Ltd.                                                         WA2-36           14,600
-----------------------------------------------------------------------------------------------------------
ProMed Partners II, L.P.                                                           WA2-37           19,560
-----------------------------------------------------------------------------------------------------------
ProMed Partners, L.P.                                                              WA2-38           90,200
-----------------------------------------------------------------------------------------------------------
RHP Master Fund, Ltd.                                                              WA2-39           40,000
-----------------------------------------------------------------------------------------------------------
Richard Reiss                                                                      WA2-40            5,000
-----------------------------------------------------------------------------------------------------------
Ritchie Long/Short Trading Ltd.                                                    WA2-41          100,000
-----------------------------------------------------------------------------------------------------------
Robert J. and Sandra S. Neborsky JTWROS                                            WA2-42            4,000
-----------------------------------------------------------------------------------------------------------
Robert J. Neborsky, MD, Inc. Combination Retirement Trust U/T/A 11/30/82           WA2-43           52,000
-----------------------------------------------------------------------------------------------------------
Robert Wexler                                                                      WA2-44            2,000
-----------------------------------------------------------------------------------------------------------
Roland Hartman                                                                     WA2-58            5,000
-----------------------------------------------------------------------------------------------------------
Saad Investments Company Limited                                                   WA2-45           30,000
-----------------------------------------------------------------------------------------------------------
Schroder & Co Bank AG                                                              WA2-59           90,000
-----------------------------------------------------------------------------------------------------------
SDS Capital Group SPC, Ltd.                                                        WA2-46          133,333
-----------------------------------------------------------------------------------------------------------
Sean M. Quinn                                                                      WA2-47           14,000
-----------------------------------------------------------------------------------------------------------
SF Capital Partners Ltd.                                                           WA2-48          100,000
-----------------------------------------------------------------------------------------------------------
Stonestreet LP                                                                     WA2-49           46,666
-----------------------------------------------------------------------------------------------------------
Sunrise Overseas, Ltd.                                                             WA2-50           33,200
-----------------------------------------------------------------------------------------------------------
TCMP3 Partners                                                                     WA2-51           20,000
-----------------------------------------------------------------------------------------------------------
Wayne Saker                                                                        WA2-52            8,000
-----------------------------------------------------------------------------------------------------------
Whalehaven Fund Limited                                                            WA2-53           16,666
-----------------------------------------------------------------------------------------------------------
William B. Newman                                                                  WA2-54            6,800
-----------------------------------------------------------------------------------------------------------
Xmark Fund, L.P.                                                                   WA2-55           33,000
-----------------------------------------------------------------------------------------------------------
Xmark Fund, LTD                                                                    WA2-56           33,000
-----------------------------------------------------------------------------------------------------------